Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 24, 2008
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2008 SECOND QUARTER FINANCIAL RESULTS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended June 30, 2008, net income was $4.2 million, or $.35 per diluted share, as compared to $8.0 million, or $.67 per diluted share, during the same quarter in the prior year. For the six-month period ended June 30, 2008, net income was $8.3 million, or $.70 per diluted share, as compared to $13.8 million, or $1.16 per diluted share, during the comparable six-month period of the prior year.

Funds from operations (“FFO”) remained relatively unchanged at $7.5 million and $7.4 million for the three month periods ended June 30, 2008 and 2007, respectively, or $.63 per diluted share during each period. FFO were $14.8 million, or $1.24 per diluted share, during the six-month period ended June 30, 2008 as compared to $14.8 million, or $1.25 per diluted share, during the comparable six-month period of the prior year.

Included in our financial results during the three and six-month periods of 2008 was: (i) a decrease in our equity in income of unconsolidated LLCs as a result of increased depreciation expense recorded by certain of our unconsolidated limited liability companies (“LLC”) in connection with newly constructed medical office buildings (“MOBs”) which opened during the fourth quarter of 2007, and; (ii) depreciation expense recorded on the replacement assets received from Universal Health Services, Inc. (“UHS”) in connection with the previously disclosed Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction. As a result, on a combined basis, our net income was unfavorably impacted by $187,000, or $.02 per diluted share, during the second quarter of 2008 and by $516,000, or $.04 per diluted share, during the six-month period ended June 30, 2008. In addition, our equity in income of unconsolidated LLCs during the three and six-month periods ended June 30, 2008 were each unfavorably impacted by $329,000, or $.03 per diluted share, from the recording of the following by two of our unconsolidated LLCs that own MOBs in Las Vegas, Nevada: (i) reserves established for certain tenant receivables in connection with the leases which are in default resulting from the licensure revocation and closure of physician-owned gastroenterology and endoscopy clinics, and; (ii) higher than anticipated building maintenance and repairs expense.

Favorably impacting net income during the quarter ended June 30, 2007 was a combined gain of $3.2 million, or $.27 per diluted share, consisting of: (i) a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building (included in income from discontinued operations), and; (ii) a gain of $939,000, or $.08 per diluted share, related to the recovery of replacement real estate assets in connection with the Chalmette asset exchange and substitution agreement. Favorably impacting net income during the six-month period ended June 30, 2007 was a combined gain of $4.3 million, or $.36 per diluted share, consisting of: (i) a gain of $2.3 million, or $.19 per diluted share, realized on the sale of a medical office building (included in income from discontinued operations); (ii) a gain of $1.7 million, or $.15 per diluted share, related to the recovery of replacement real estate assets in connection with the Chalmette asset exchange and substitution agreement, and; (iii) a gain of $252,000, or $.02 per diluted share, resulting from the sale of real property by an unconsolidated LLC.

As of June 30, 2008, construction continues on three new MOBs, which are owned by LLCs, as follows: (i) Palmdale Medical Plaza located in Palmdale, California, which is substantially completed and scheduled to open soon; (ii) Summerlin Hospital Medical Office Building III located in Las Vegas, Nevada, which is scheduled to be completed and opened during the fourth quarter of 2008, and; (iii) Deer Valley Medical Office Building III located in Phoenix, Arizona, which is scheduled to be completed and opened during the second quarter of 2009.

The second quarter dividend of $.585 per share was paid on June 30, 2008. At June 30, 2008, our shareholders’ equity was $155.2 million and our liabilities for borrowed funds were $54.7 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $23.3 million.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-seven real estate investments in fourteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2008 and 2007

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Base rental - UHS facilities	$3,096	$3,053	$6,158	$6,115
Base rental - Non-related parties	2,443	2,374	4,840	4,709
Bonus rental - UHS facilities	1,063	1,035	2,071	2,072
Tenant reimbursements and other - Non-related parties	597	564	1,085	1,149
Tenant reimbursements and other - UHS facilities	38	53	62	77

	7,237	7,079	14,216	14,122

Expenses:
Depreciation and amortization	1,449	1,254	2,855	2,509
Advisory fees to UHS	376	356	743	707
Other operating expenses	1,170	1,075	2,305	2,216

	2,995	2,685	5,903	5,432

Income before equity in income of unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS (Chalmette) and interest expense	4,242	4,394	8,313	8,690
Equity in income of unconsolidated LLCs (including recognition of gain on sale of real property of $252 during the six months ended June 30, 2007)	429	701	1,041	1,648
Replacement property recovered from UHS - Chalmette	—	939	—	1,728
Interest expense	(512)	(428)	(1,037)	(795)

Income from continuing operations	4,159	5,606	8,317	11,271
Income from discontinued operations, net (including gain on sale of real property of $2,270 during the three and six months ending June 30, 2007)	—	2,365	—	2,511

Net income	$4,159	$7,971	$8,317	$13,782

Basic earnings per share:
From continuing operations	$0.35	$0.48	$0.70	$0.96
From discontinued operations	$0.00	$0.20	$0.00	$0.21

Total basic earnings per share	$0.35	$0.68	$0.70	$1.17

Diluted earnings per share:
From continuing operations	$0.35	$0.47	$0.70	$0.95
From discontinued operations	$0.00	$0.20	$0.00	$0.21

Total diluted earnings per share	$0.35	$0.67	$0.70	$1.16

Weighted average number of shares outstanding - Basic	11,849	11,807	11,846	11,800
Weighted average number of share equivalents	36	38	37	75

Weighted average number of shares and equivalents outstanding - Diluted	11,885	11,845	11,883	11,875

Calculation of Funds From Operations (“FFO”):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$4,159	$7,971	$8,317	$13,782
Plus: Depreciation and amortization expense:
Consolidated investments	1,429	1,215	2,817	2,490
Unconsolidated affiliates	1,863	1,440	3,650	2,790
Less: Gain on sale of real property - discontinued operations	—	(2,270)	—	(2,270)
Gain on LLC’s sale of real property	—	—	—	(252)
Gain on asset exchange and substitution agreement with UHS - Chalmette	—	(939)	—	(1,728)

Funds from operations (FFO)	$7,451	$7,417	$14,784	$14,812

Funds from operations (FFO) per share - Basic	$0.63	$0.63	$1.25	$1.26

Funds from operations (FFO) per share - Diluted	$0.63	$0.63	$1.24	$1.25

Dividend paid per share	$0.585	$0.575	$1.165	$1.145

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
Assets:

Real Estate Investments:
Buildings and improvements	$184,414	$178,655
Accumulated depreciation	(63,393)	(60,627)

	121,021	118,028
Land	19,362	18,258
Construction in progress	9,567	7,511

Net Real Estate Investments	149,950	143,797

Investments in and advances to limited liability companies (“LLCs”)	52,447	52,030

Other Assets:
Cash and cash equivalents	1,531	1,131
Bonus rent receivable from UHS	1,063	960
Rent receivable—other	1,604	746
Deferred charges, notes receivable and intangible and other assets, net	6,440	1,085

Total Assets	$213,035	$199,749

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$31,400	$16,800
Mortgage note payable, non-recourse to us	6,992	3,717
Mortgage and construction loans payable of consolidated LLCs, non-recourse to us	16,339	16,100
Accrued interest	111	125
Accrued expenses and other liabilities	1,906	1,874
Tenant reserves, escrows, deposits and prepaid rents	971	741

Total Liabilities	57,719	39,357

Minority interests	106	87

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2008—11,854,494; 2007—11,834,805	119	118
Capital in excess of par value	189,028	188,638
Cumulative net income	335,382	327,065
Cumulative dividends	(369,319)	(355,516)

Total Shareholders’ Equity	155,210	160,305

Total Liabilities and Shareholders’ Equity	$213,035	$199,749